EXHIBIT 25-2
   ----------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                          -------------------------

                                  FORM T-1

                          -------------------------

                 STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ______

                         --------------------------

                       NBD BANK, NATIONAL ASSOCIATION
             (Exact name of Trustee as specified in its charter)

        611 Woodward Avenue
         Detroit, Michigan       48226       38-0864715
     (Address of principal  (Zip Code)     (I.R.S. Employer
       executive offices)                   Identification No.)

                       NBD Bank, National Association
                              611 Woodward Ave.
                          Detroit, Michigan  48226
                        Corporate Trust Department
                    Attn: K.D. O'Donoghue (313) 225-3185
          (Name, address and telephone number of agent for service)

                           ARVIN INDUSTRIES, INC.
             (Exact name of obligor as specified in its charter)

                 Indiana                          35-055-0190
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)          Identification No.)


                              One Noblitt Plaza
                                  Box 3000
                              Columbus, Indiana        47202-3000
                  (Address of principal executive offices)     (Zip Code)

                       CONVERTIBLE and NON-CONVERTIBLE
                        SUBORDINATED DEBT SECURITIES
                     (Title of the indenture securities)








   1. General Information

       (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

             The Comptroller of the Currency, Washington, D.C.

             Federal Reserve Bank of Chicago, Chicago, Illinois

             Federal Deposit Insurance Corporation, Washington, D.C.

        (b) The Trustee is authorized to exercise corporate trust powers.

   2.   Affiliations with obligor.

        The obligor is not an affiliate of the Trustee.

   3.   Voting Securities of the Trustee.

        The following information is furnished as to each class of voting securities of the Trustee:

                       As of March 30, 1994
   ----------------------------------------------------------------------
                  Column A                      Column B
   ----------------------------------------------------------------------
                  Title of Class                Amount Outstanding
   ----------------------------------------------------------------------
        Common Stock, par value $12.50 per share    8,948,648 shares

   4.   Trusteeships under other indentures.

        The Trustee is not a Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding.

   5. Interlocking directorates and similar relationships with the obligor or underwriters.

        Neither the Trustee nor any of the directors nor executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

   6. Voting securities of the Trustee owned by the obligor or its officials.

        Voting securities of the Trustee owned by the obligor and its directors, partners and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

   7. Voting securities of the Trustee owned by underwriters or their officials.

        Voting securities of the Trustee owned by any underwriter and its directors, partners and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

   8.   Securities of obligor owned or held by the Trustee.

        The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligations in default does not exceed one percent of the outstanding securities of the obligor.

   9.   Securities of underwriters owned or held by the Trustee.

        The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

   10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

        The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person who, to the knowledge of the Trustee (1) owns 10 per cent or more of the voting securities of the obligor, or (2) is an affiliate, other than a subsidiary, of the obligor.

   11. Ownership or holdings by the Trustee of any securities of a person owning 50 per cent or more of the voting securities of the obligor.

        The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the obligor.

   12.  Indebtedness of the obligor to the Trustee.

        As of March 28, 1994 the Company is indebted to the Trustee in the amount of $6,100,000.00 which is unsecured.

   13.  Defaults by the obligor.

        Not applicable.

   14.  Affiliations with the underwriters.

        No underwriter is an affiliate of the Trustee.

   15.  Foreign trustee.

        Not applicable.

   16.  List of Exhibits.

        (1)  Articles of Association of the Trustee.

        (2) Certificate of Authority of the Trustee to commence business. Incorporated by reference to Exhibit (2) filed with Amendment No. 1 to Form T-1 Statement, Registration No. 22-4501.

        (3) Authorization of the Trustee to exercise corporate trust powers. Incorporated by reference to Exhibit (3) filed with Amendment No. 1 to Form T-1 Statement, Registration No. 22-4501.

        (4)  By-Laws of the Trustee.

        (5)  Not Applicable.

        (6) Consent by the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939. Incorporated by reference to Exhibit (6) filed with Amendment No. 1 to Form T-1
             Statement, Registration No. 22-4501.

        (7)  Report of condition of Trustee.

        (8)  Not applicable.

        (9)  Not applicable.

                                  SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, NBD BANK, NATIONAL ASSOCIATION, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Detroit, State of Michigan on the 30th day of March, 1994.

                                       NBD BANK, NATIONAL ASSOCIATION
                                          (Trustee)

                                      By:   /s/ Karen D. O'Donoghue
                                         _____________________________
                                           Karen D. O'Donoghue
                                             Vice President

                                                                EXHIBIT 1
                       NBD BANK, NATIONAL ASSOCIATION
                              Detroit, Michigan
                              Charter No. 13671

                            ARTICLES OF ASSOCIATION

                          Effective January 1, 1973
                     (As amended effective May 1, 1990)

   FIRST.

   The title of the Association shall be NBD Bank, National Association.

   SECOND.

   The place where its banking house or office shall be located, and its operations of discount and deposit carried on, and its general business conducted, shall be the City of Detroit, Wayne County, State of Michigan.

   The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Detroit, without the approval of the shareholders and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders.

   THIRD.

   The Board of Directors shall consist of such number of persons, not less than five nor more than twenty-five, as from time to time shall be determined by a majority of the votes to which all shareholders are at the time entitled. Each Director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this Association or a minimum par value, market value or equity interest equivalent to $1,000 of common stock in the bank holding company controlling this Association. The Board of Directors, by vote of the majority of the entire Board, may, between annual meetings of the shareholders, increase the number of members of the Board of Directors by not more than two where the number of directors last elected by shareholders was fifteen or less or by not more than four where the number of directors last elected by shareholders was sixteen or more, but in no event so that the total number of directors shall exceed twenty-1five, and by like vote appoint qualified persons to fill the vacancies created thereby.

   FOURTH.

   The regular annual meeting of the shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors on such day of each year as is specified therefor in the By-Laws. All elections shall be held according to such regulations as may be prescribed by the Board of Directors, not inconsistent with the provisions of the National Bank Act and of these Articles of Association.

   FIFTH.

   The authorized amount of the capital stock of the Association shall be 10,000,000 shares of common stock of the par value of $12.50 each.
   The authorized amount of the capital stock of the Association may be increased or decreased from time to time in accordance with provisions of the laws of the United States.

   In case of the increase of the capital of the Association each shareholder shall have the privilege of subscribing for such number of shares of the proposed increase of the capital stock as he may be entitled to according to the number of shares owned by him before the stock is increased, provided that no holder of shares of the capital stock of the Association shall have any preemptive right of subscription to any shares of the capital stock of the Association which are authorized and kept available for issuance in conversion of obligations of the Association or any preferential right of subscription to convertible obligations specifically authorized by the shareholders to be issued free of such preferential right of subscription.

   The Association, at any time and from time to time, may authorize and issue debt obligations not convertible into capital stock of the Association, without the approval of the shareholders.

   SIXTH.

   (a) Powers of Board of Directors. The Board of Directors, a majority of whom shall be a quorum to transact business, shall have power to manage and administer the business and affairs of the Association and to prescribe By-Laws for the regulation of the business of the Association and the conduct of its affairs not inconsistent with law and these Articles of Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board of Directors.

   (b) Officers and Employees. The Board of Directors shall have power to elect or appoint such officers and employees as may be required to transact the business of the Association, to define their duties, to fix the salaries to be paid to them, to require bonds from them and to fix the penalty thereof, and to continue them in office or dismiss them.

   (c) Indemnification of Directors, Officers and Employees. Any person shall be indemnified and reimbursed by the Association for expenses reasonably incurred by him and liabilities imposed upon him in connection with or arising out of any action, suit or proceeding, civil or criminal, or threat thereof, in which he may be involved by reason of his being or having been a director, officer, or employee of the Association or of any firm, corporation or organization which he served in any capacity at the request of the Association; provided, however, that no person shall be so indemnified or reimbursed (a) in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of breach of duty as a director, officer, or employee of the Association or (b) in relation to any matter in such action, suit or proceeding, or threat thereof, which has been made the subject of a compromise settlement, unless in either such case such person acted in good faith for a purpose which he reasonably believed to be in the best interest of the Association and, in a criminal action or proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful or, (c) against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the bank. The determination whether the conduct of such person met the standard required in order to entitle him to indemnification and reimbursement in relation to any matter described in (a) or (b) of the preceding sentence may be made by the Board of Directors of the Association, or by the holders of record of a majority of the outstanding shares of the Association or by a court of competent jurisdiction. No adjudication of liability or guilt as to such person shall in itself create a presumption that he did not meet the standard of conduct required in order to entitle him to indemnification and reimbursement hereunder. Neither the Association nor its directors or officers shall be liable to anyone for any determination of such directors or officers as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment hereunder or for taking or omitting to take any other action hereunder, in reliance upon the advice of counsel. A court of competent jurisdiction may make a determination as to the right of a person to indemnification and reimbursement hereunder in any specific case upon the application of such person, despite the failure or refusal of the directors and shareholders to make provision therefor. The foregoing right of indemnification and reimbursement shall not be exclusive of other rights to which such person may be entitled as a matter of law and shall inure to the benefit of his heirs, executors and administrators.

   SEVENTH.

   The Association shall have succession from the date of its organization certificate until such time as it may be dissolved by the act of its shareholders according to law or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress or until its affairs be placed in the hands of a receiver and finally wound up by him.

   EIGHTH.

   Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by the holders of at least ten per cent of the then outstanding shares of stock. Every such special meeting shall be called by mailing, not less than ten days before the time fixed for the meeting, to all shareholders of record entitled to act and vote at such meeting, at their respective addresses as shown on the books of the Association, a notice stating the purposes of the meeting. Such notice may be waived in writing.

   NINTH.

   These Articles of Association may be changed or amended at any time by shareholders owning a majority of the stock of the Association in any manner not inconsistent with the provisions of law.

   TENTH.

   Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all of the shareholders entitled to vote thereon consent thereto in writing.

                                                                EXHIBIT 4



                            NBD BANK, NATIONAL ASSOCIATION
                                  DETROIT, MICHIGAN
                                  CHARTER NO. 13671



        ----------------------------------------------------------------------

                                       BY-LAWS

                              Effective January 1, 1973
                         (As amended effective May 17, 1993)


        ----------------------------------------------------------------------

                                      ARTICLE I
                                Shareholders' Meetings

        Section 1. The regular Annual Meeting of the Shareholders of this Bank for the election of directors and for the transaction of any other business as may properly come before the meeting shall be held on the third Monday in May of each year at eleven o'clock in the forenoon or at such other date and hour as from time to time may be designated by the Board of Directors.

        Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Notification of nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C. not less than fourteen days nor more than fifty days prior to the annual meeting of shareholders. Such notification shall contain the following information, to the extent known to the notifying shareholders: (a) The name and address of each proposed nominee; (b) The principal occupation of each proposed nominee; (c) The total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) The names and residence addresses of the notifying shareholders; and (e) The number of shares of capital stock of the Bank owned by the notifying shareholders. Any nomination not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for such nominee unless otherwise properly nominated in accordance herewith.

        Section 2. All proxies secured for any annual or special meeting of shareholders shall be dated and filed by the Cashier with the records of the meeting. No officer or regular employee of the Bank shall act as proxy at any shareholders' meeting, but any other person or group of persons including attorneys of the Bank and Directors of the Bank who are not officers, may act as proxy at any shareholders' meeting.

        Section 3. The Cashier, upon receiving the returns of the judges of election as aforesaid, shall cause the same to be recorded upon the minute book of the Bank, and shall notify the directors-elect of their election, and of the time at which they are required to meet at the banking house of the Bank for the purpose of organizing the new Board of Directors. If at the time fixed for the meeting of the directors-elect there is not a quorum in attendance, the members present may adjourn from time to time until a quorum is secured; and no business shall be transacted prior to their taking the oath of office as provided by law.

        Section 4. If, for any cause, the annual election of Directors is not held on the date fixed herein or in the Articles of Association, the Directors in office shall order a special election to be held on some other day which shall be designated and of which notice shall be given in accordance with Section 5149, United States Revised Statutes, as amended, and for which nominations for election to the Board of Directors and notifications thereof shall be made, judges appointed, returns made and recorded, and the directors-elect notified according to the provisions of Sections 1, 2 and 3 of this Article I; except that as to any nomination for election to the Board of Directors at such special election, other than those made by or on behalf of the existing management of the Bank, if less than twenty-one days' notice of the meeting is given to shareholders, notification of such nomination shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

        Section 5. Special meetings of shareholders may be held as provided in the Articles of Association and any amendments thereof.

        Section 6. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, annual or special, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a record date and hour for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                      ARTICLE II
                                 Directors' Meetings

        Section 1. The regular meetings of the Board of Directors shall be held on such date and at such time each month as shall from time to time be determined by the Board of Directors, except that in the month in which the regular annual meeting of the shareholders is held, the regular meeting of the Board of Directors shall be held following and on the same day as the regular meeting of the shareholders. When any regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on such other day as the Board of Directors may previously designate. Special meetings of the Board of Directors may be called at any time by the Cashier or by any officer of higher rank than Vice President, or any three Directors. Notice of each special meeting shall be given personally or by duly mailing, telephoning, or telegraphing the same, at least twenty-four hours before the meeting. Any or all Directors may waive notice of any meeting either before or after the meeting.

                                     ARTICLE III
                                       Officers

        Section 1. The officers of this Bank shall include a Chairman of the Board and a President and may include one or more Vice Chairman of the Board (each of whom shall be a member of the Board of Directors), and shall include one or more Vice Presidents, a Cashier, one or more Deputy Cashiers, and such other officers as may be from time to time required for the prompt and orderly transaction of its business, to be elected by the Board of Directors. The same person may hold any two or more offices, and in any such case, these By-Laws shall be construed and understood accordingly; provided that the same person may not hold the offices of Chairman of the Board and Cashier or President and Cashier. The duties and authorities of the officers of the Bank, other than those mentioned in these By-Laws, shall be those usually pertaining to their respective offices, or as may be designated by the Chairman of the Board, subject to the supervision and direction of the Board of Directors.

        Section 2. The Chairman of the Board, the President and any Vice Chairman of the Board shall hold office for the current year for which the Board of Directors of which they shall be members was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in any of such offices may be filled by the remaining members of the Board of Directors.

        Section 3. The Chairman of the Board shall be the chief executive officer of the Bank, shall preside at meetings of shareholders and directors, shall have general supervision and direction of the business of the Bank, and perform such other duties as may be designated by the Board of Directors. The President shall perform such duties as may be designated by the Board of Directors and, in the event of the absence or disability of the Chairman of the Board, shall have his powers and duties. The Vice Chairman of the Board shall perform such duties as may be designated by the Board of Directors.

        Section 4. The Cashier, the Deputy Cashiers, and all other officers shall be elected, and employees shall be appointed, to hold their respective offices and positions during the pleasure of the Board of Directors, and shall have such duties, other than those mentioned herein, as shall be prescribed by the Board of Directors.

        Section 5. The Cashier of this Bank shall be responsible for all moneys, funds, indemnity bonds, stock books, and records, and other valuables of the Bank, and shall qualify under the bankers blanket bond covering the bank officers and employees, approved as to type and amount from year to year by the Board of Directors, conditioned for the faithful and honest discharge of his duties as such Cashier, and that he will faithfully apply and account for all such moneys, funds and valuables, and deliver the same to the order of the Board of Directors of this Bank, or to the person or persons authorized to receive them.

        Section 6. The other officers of this Bank shall be responsible for all such sums of money and property of every kind as may be entrusted to their care or placed in their hands by the Board of Directors or by the Cashier, or otherwise come into their hands as officers, and shall qualify under the bankers blanket bond covering the bank officers and employees, approved as to type and amount from year to year by the Board of Directors, conditioned for the faithful discharge of their duties as such officers, and that they will faithfully and honestly apply and account for all sums of money and other property of this Bank that may come into their hands as such officers, and pay over and deliver the same to the order of the Board of Directors, or to any other person or persons authorized by the Board of Directors to receive the same.

        Section 7. All agents and employees shall be responsible for all such sums of money, property and funds of every description as may from time to time be placed in their hands by the Cashier, or otherwise come into their possession as agents or employees; and shall qualify under the bankers blanket bond covering the bank officers and employees, approved as to type and amount from year to year by the Board of Directors, conditioned for the honest and faithful discharge of their duties as agents and employees, and that they will faithfully apply, account for, and pay over all moneys, property, and funds of every description that may come into their hands, by virtue of their position, to the order of the Board of Directors aforesaid, or to such person or persons as may be authorized to demand and receive the same.

                                      ARTICLE IV
                                         Seal

        Section 1. The following is an impression of the seal adopted by the Board of Directors of this Bank.


                                 [Impression of seal]

        Section 2. The Cashier shall be the official custodian of the seal and shall be responsible for the safekeeping and proper use thereof. The seal shall not be used or affixed to any paper or document whatsoever except by him or any Deputy Cashier, or such other officers or employees of the Bank as may be authorized by the Cashier to affix the seal.

                                      ARTICLE V
                              Conveyance of Real Estate

        Section 1. All transfers and conveyances of real estate shall be made by the Bank, under seal, in accordance with the orders of the Board of Directors, and shall be signed by the President or any Vice President or any other officer, employee or agent of the Bank as may be designated by the Board of Directors, and shall be attested by the Cashier or any Deputy Cashier, or such other officer or employee of this Bank as may be authorized by the Cashier to affix the seal.

                                      ARTICLE VI
                                    Banking Hours

        Section 1. The Bank shall be open for business upon such hours of each day of the year as the Board of Directors shall from time to time direct and the Board of Directors may, in its discretion, prescribe different banking hours for different classes of business and different banking hours for one or more branch offices, than it prescribes for its principal banking office.

        Section 2. The Board of Directors may delegate to the chief executive officer this authority to establish the hours of each day of the year that the bank shall be open for business, including the discretion to prescribe different banking hours for one or more branch offices, than it prescribed for the Bank's principal banking office; reserving, however, to itself the authority to act concurrently in such matters.

                                     ARTICLE VII
                                 Executive Committee

        Section 1. Committee. There shall be a committee composed of not less than four (4) members to be known as the Executive Committee which shall consist of all the officer-directors of the Bank and two
        (2) other directors appointed as shall be provided by the Board of Directors. Provision shall be made by the Board of Directors for the appointment of alternates to act for members in the event of their absence or disability.

        Section 2. Presiding Officer. The Chairman of the Board shall act as presiding officer at any meeting of the Executive Committee. In the event of the absence or disability of the Chairman of the Board, the President shall act as presiding officer. In the event of the absence or disability of the Chairman of the Board and President, another officer-director, if present, shall act as presiding officer. If no officer-director member is present, an officer-director of the Bank's parent holding company may serve as the presiding officer, and if no officer-director of the parent holding company is present, the other members present at the meeting shall elect one of their members as presiding officer.

        Section 3. Quorum. Any two (2) persons, each of whom is a member or alternate member of the Executive Committee, of whom not less than one
        (1) shall be non-officer directors, shall constitute a quorum for the transaction of business at any meeting of the Executive Committee.

        Section 4. Duties. The Executive Committee shall function from day to day or such other short intervals as shall be found requisite and expedient in the carrying on of the business and affairs of the Bank, and between meetings of the Board of Directors, said Committee, within the scope of the jurisdiction and functions assigned by the Board of Directors to such Committee, shall have and may exercise, so far as may be permitted by law, all power and authority of the Board of Directors (including the right to authorize the seal of the Bank to be affixed to all instruments on which the same may be required or appropriate) and shall have power, but not by way of limitation of its general powers, to discount and purchase bills, notes, and other evidences of debt, and to buy and sell bills of exchange. A record of the meetings of the Committee shall be kept, which shall be accessible to inspection by the Directors at all times, and the Committee shall, at each regular meeting of the Board of Directors and at such other times as the Board of Directors may request, submit in writing a full report of its actions, including a report of all bills, notes, and other evidences of debt discounted and purchased by it for the Bank since its last report. The Board of Directors shall approve or disapprove the report of the Executive Committee, such action to be recorded in the minutes of the meeting; provided, however, that no rights of third parties shall be affected by any action of the Board of Directors, if such rights have attached by virtue of action of the Executive Committee within the scope of the jurisdiction and functions assigned by the Board of Directors to said Committee.

                                     ARTICLE VIII
                                     Minute Book

        Section 1. The organization papers of this Bank, the returns of the judges of the elections, the proceedings of all regular and special meetings of the Board of Directors and of the shareholders, the By-

        Laws and any amendments thereto, and reports of the committees of the Board of Directors shall be recorded in the minute book; and the minutes of each meeting shall be signed by the person presiding at such meeting and attested by the Cashier.

                                      ARTICLE IX
                                  Transfers of Stock

        Section 1. The stock of this Bank shall be assignable and transferable only on the books of this Bank, subject to the restrictions and provisions of the National Banking Laws; and a transfer book shall be provided in which all assignments and transfers of stock shall be made.

        Section 2. The stock transfer books of the Bank shall not be closed for the determination of shareholders entitled to dividends, but any dividend can be made payable to shareholders of record on the date such dividend is declared, or any subsequent date. The Bank shall be fully protected in giving notices of meetings, paying dividends and doing such other things as require a knowledge of the names of the shareholders of the Bank, in relying upon the names of the shareholders as they appear upon the stock books of the Bank.

        Section 3. Certificates of stock, bearing the manual or facsimile signature of the Chairman of the Board, President or any Vice President, and the Cashier, or the manual or facsimile signature of any two of such other employees of the Bank as may be designated for such purpose from time to time by resolution of the Board of Directors, and bearing the impressed or facsimile seal of the Bank, may be issued to shareholders. The death, resignation, discharge or incapacity of any person whose manual or facsimile signature appears on any certificate, shall not affect the validity of such certificate of stock, whether such certificate has theretofore or is thereafter issued. All certificates of stock shall state upon the face thereof that the stock is transferable only upon the books of the Bank; and when stock is transferred, the certificates therefor shall be returned to the Bank, canceled, preserved and new certificates issued.

                                      ARTICLE X
                                       Expenses

        Section 1. All the current expenses of the Bank shall be paid by the Cashier and such other officers of the Bank as may be selected by the Board of Directors, who shall, every month or more often, if required, make a detailed statement thereof in writing to the Board of Directors.

                                      ARTICLE XI
                                      Contracts

        Section 1. All contracts, checks, drafts, etc., shall be signed by the Cashier, or any officer of the rank of Vice President or higher rank, or any other officer or employee designated by the Board of Directors.

                                     ARTICLE XII
                                 Examining Committee

        Section 1. (a) Committee. There shall be appointed annually by the Board of Directors an Examining Committee composed of not less than three Directors none of whom shall be officers of the Bank.

                        (b) Duties.  The Examining Committee shall:

             (i) Cause to be made by the Auditing Department of the Bank a suitable examination of the financial records and operations of the Bank through a program of continuous internal audits. The Committee may employ independent certified public accounting firms of recognized standing to make such ad-ditional examinations and audits as it may deem advisable. The examinations caused to be made by the Committee shall meet any examination requirements prescribed from time to time by the Comptroller of the Currency or other regulatory authorities having jurisdiction and may be made in conjunction with examinations of the Comptroller of the Currency.

             (ii) Report to the Board of Directors at least once in each calendar year the results of the examinations made and such conclusions and recommendations as the Committee deems appropriate.

                                     ARTICLE XIII
                                    Trust Division

        Section 1. Exercise of Fiduciary Powers. All fiduciary powers of the Bank shall be exercised through the Trust Division, subject to such regulations as the Comptroller of the Currency shall from time to time establish. All books and records of the Trust Division shall be kept separate and distinct from the other books and records of the Bank.

        Section 2. Officer in Charge. The Trust Division shall be placed under the management and immediate supervision of an officer appointed by the Board of Directors. The duties of such officer shall be to cause the policies and instructions of the Board of Directors, the chief executive officer and the Trust Committee, with respect to the fiduciary accounts entrusted to the Bank, to be carried out, and to supervise the due performance of such accounts in accordance with law and their terms.

        Section 3. Other Officers. Any other officer specifically appointed for Trust Division duties by the Board of Directors shall exercise such powers and perform such duties as are prescribed by these By-Laws, or as may be assigned to them by the Board of Directors, the chief executive officer or the officer in charge of the Trust Division.

        Section 4. Signature and Authentication of Instruments. All instru-ments in which the Bank is named as Trustee or in any other fiduciary capacity and all authentications or certificates by the Bank as Trustee under any mortgage, deed of trust or other instrument securing bonds, debentures, notes or other obligations of any individual, association or corporation, and all certificates as Registrar or Transfer Agent and all certificates of deposit for stocks and bonds, interim certificates, trust certificates and any other certificates, document or instrument requiring execution may be signed or countersigned in behalf of the Bank by any Trust Officer or officer of higher rank specifically elected or appointed for Trust Division duties or the Cashier or any officer of the rank of Vice President or higher rank or by any other person appointed for that purpose by the Board of Directors.

        Section 5. Custody of Investments. The investments of each fiduciary account shall be kept separate from the assets of the Bank, and shall be placed in the joint custody or control of not less than two of the officers or employees of the Bank designated for that purpose by the Board of Directors. All such officers and employees shall be adequately bonded. The investments of each such fiduciary account shall be either: kept separate from those of all other accounts, except as provided under the regulations of the Comptroller of the Currency for collective investment, or adequately identified as the property of the relevant account.

        Section 6. Trust Committee. There shall be a Trust Committee which shall be composed of not less than five (5) members of the Board of Directors, at least three (3) of whom shall be non-officer directors, and may include one or more officers of the Bank who are not directors, appointed by the Board of Directors to serve during its pleasure. The Trust Committee shall determine the policies of the Trust Division. It shall have general supervision of the Trust Division, the other committees to which the exercise of fiduciary powers of the Bank are assigned, and the investment of funds and disposition of investments held by the Bank in a fiduciary capacity. It shall have such other powers and duties relating to the administration of fiduciary accounts entrusted to the Bank as may be conferred upon it from time to time by the Board of Directors. The Trust Committee shall meet at least once a month and shall keep minutes of its meetings showing the disposition of all matters considered and passed upon, and shall make monthly reports to the Board of Directors.

                                     ARTICLE XIV
                                        Quorum

        Section 1. Except as otherwise provided by statute or in the Articles of Association, a majority of all the shareholders or Directors, as the case may be, shall be required to constitute a quorum to do business. Should there be no quorum at any regular or special meeting of shareholders or Directors, the shareholders or Directors present may adjourn from day to day until a quorum is in attendance. In the absence of a quorum no business shall be transacted.

                                      ARTICLE XV
                                  Changes in By-Laws

        Section 1. These By-Laws may be repealed, altered, or amended, in whole or in part, by the vote of a majority of the Directors, at any regular or special meeting of the Board of Directors upon giving at least one week's prior notice of such proposed change or changes.

        I, ----------------------, ------------------------------ of NBD Bank,
        National Association, Detroit, Michigan, do hereby certify that the foregoing is a true and exact copy of the By-Laws of NBD Bank, National Association as effective May 17, 1993.

        IN WITNESS WHEREOF, I have hereunto affixed my name as --------------- ----- and have caused the corporate seal of said Bank to be hereto affixed this date -----------------------.

                                                                     EXHIBIT 7

        Charter No. 13671                 Comptroller of the Currency District

                          REPORT OF CONDITION CONSOLIDATING
                       DOMESTIC AND FOREIGN SUBSIDIARIES OF THE

                                    NBD BANK, N.A.

        in the State of Michigan, at the close of business on December 31, 1993 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

                                        ASSETS

                                                                     Thousands
                                                                    of dollars

        Cash and balances due from depository
        institutions
        Noninterest-bearing balances and currency                    1,330,746
        and coin
        Interest-bearing balances                                      741,329
        Securities                                                   6,812,365
        Federal funds sold and securities purchased
        under agreements to resell in domestic
        offices of the bank and of its Edge and
        Agreement subsidiaries, and in IBFs:
        Federal funds sold                                             700,800
        Securities purchased under agreements to                       243,831
        resell
        Loans and lease financing receivables:
        Loans and leases, net of unearned income      14,752,976
        LESS: Allowance for loan and lease losses        209,410
        Loans and leases, net of unearned income                    14,543,566
        and allowance
        Assets held in trading accounts                                101,271
        Premises and fixed assets (including                           296,376
        capitalized leases)
        Other real estate owned                                         18,802
        Investments in unconsolidated subsidiaries                         256
        and associated companies
        Customers' liability to this bank on                           163,082
        acceptances outstanding
        Intangible assets                                               47,887
        Other assets                                                   354,420
                                                                     ---------
        Total assets                                                25,354,731
                                                                    ==========
        LIABILITIES
        Deposits:
        In domestic offices                                         14,875,727
        Noninterest-bearing                            4,325,214
        Interest-bearing                              10,550,513

                                    -19-





        In foreign offices, Edge and Agreement                       2,099,981
        subsidiaries, and IBFs
        Noninterest-bearing                               65,729
        Interest-bearing                               2,034,252
        Federal funds purchased and securities sold
        under agreements to repurchase in domestic
        offices of the bank and of its Edge and
        Agreement subsidiaries, and in IBFs:
        Federal funds purchased                                      1,675,519
        Securities sold under agreements to                          1,077,929
        repurchase
        Demand notes issued to the U.S. Treasury                     1,094,693
        Other borrowed money                                         1,663,185
        Mortgage indebtedness and obligations under                     17,884
        capitalized leases
        Bank's liability on acceptances executed                       163,082
        and outstanding
        Notes and debentures subordinated to                           450,166
        deposits
        Other liabilities                                              508,796
                                                                      --------
        Total liabilities                                           23,626,962
                                                                    ----------
        EQUITY CAPITAL
        Common stock                                                   111,858
        Surplus                                                        617,048
        Undivided profits and capital reserves                       1,004,328
        LESS:  Net unrealized loss on marketable                         9,849
        equity securities
        Cumulative foreign currency translation                          4,384
        adjustments                                                   --------
        Total equity capital                                         1,727,769
                                                                    ----------
        Total liabilities and equity capital                        25,354,731
                                                                    ==========


             I, Jason N. Hansen, Second Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                JASON N. HANSEN
                                                January 27, 1994

             We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                THOMAS H. JEFFS II
                                                VERNE G. ISTOCK
                                                ALFRED E. GLANCY III
                                                     Directors





                                    -20-